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EXHIBIT 99.1

                 TECUMSEH PRODUCTS COMPANY NAMES DAVID M. RISLEY
               CHAIRMAN OF THE BOARD, SUCCEEDING TODD W. HERRICK;
                 WILL EXPAND BOARD OF DIRECTORS TO SEVEN MEMBERS

TECUMSEH, Mich., Mar. 1, 2007--Tecumseh Products Company (Nasdaq: TECUA, TECUB) today announced that David M. Risley, a member of the Company's Board of Directors, has been named to the position of Chairman of the Board, effective immediately, succeeding Todd W. Herrick.

Tecumseh also announced that the Board of Directors has voted to expand the Company's Board from five to seven members, effective immediately prior to the election of directors at the Company's next annual meeting of shareholders, which is scheduled to be held on April 25, 2007.

Tecumseh has nominated four directors to stand for re-election to one-year terms at the 2007 Annual Meeting. They are Peter M. Banks, Albert A. Koch, Mr. Risley, and Kevin E. Sheehan.

Mr. Risley, 62, has been a Tecumseh director and Chairman of the Company's Audit Committee since 2003. Currently retired, Mr. Risley was Senior Vice President and Chief Financial Officer of La-Z-Boy Incorporated (residential furniture) from 2001 to 2006; a self-employed consultant in 2000 and 2001; and Vice President Finance and Chief Financial Officer of Aeroquip-Vickers, Inc. (hydraulic pumps, motors, valves, hoses, and fittings for industrial, automotive, and aerospace markets and plastic components for automotive) from 1991 through 1999. In addition to his role on the Company's Audit Committee, Mr. Risley also serves on its Governance, Compensation, and Nominating Committee and on the Company's Pension and Investment and Finance committees.

Mr. Risley said: "I am pleased and honored to accept the position of non-executive Chairman of the Board of Tecumseh. As Chairman, I am fully committed to working with my fellow Board members in a constructive and cooperative manner to help Tecumseh and its management team address the Company's strategic, operational and financial challenges."

Peter M. Banks, 69, has been a Tecumseh director since 1991. Since 2006, he has been General Partner of Red Planet Capital Partners , a private investment firm. From 2004 to 2005, he was President of the Institute for the Future, a non-profit technology forecasting and research organization). From 2000 to 2004, he was a Partner of XR Ventures, L.L.C., an investment firm. Other positions held by Dr. Banks over the course of his career include Senior Executive, Veridian Corporation (research and development); President and Chief Executive Officer, ERIM International, Inc. (research and development); President and Chief Executive Officer, Environmental Research Institute of Michigan (government research and development services); and, from 1990 to 1994, Professor and Dean of the College of Engineering, University of Michigan. Dr. Banks is Chairman of Tecumseh's Governance, Compensation, and Nominating

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Committee and of its Pension and Investment Committee, and is also a member of the Board's Audit Committee.

Albert A. Koch, 64, has been a Tecumseh director since 2004. He has been a Managing Director since 1995, and a Partner since January 2007, of AlixPartners, LLP, a corporate turnaround, performance improvement and financial advisory services firm. Since 2002, he has also been a Managing Director of Questor Management Co., a private-equity firm; and since 2004, has been Chairman, President, and Chief Executive Officer of Polar Corporation, a provider of tank trailers, light-duty trailer parts, and tank trailer repair and maintenance services. He served as interim President and Chief Executive Officer (2003 to 2004) of Champion Enterprises Inc. (manufactured homes); and interim Chief Financial Officer (2002 to 2004) of Kmart Corporation (retailing). Mr. Koch serves on Tecumseh's Pension and Investment Committee and is Chairman of the Company's Finance Committee.

Kevin E. Sheehan, 61, joined the Tecumseh Board in January, 2007. Mr. Sheehan recently retired after 13 years with CID Capital, an investment firm with offices in Chicago, Indianapolis and Columbus, Ohio. He is currently affiliated with Cambridge Ventures, L.P., an Indianapolis-based small business investment company. Mr. Sheehan also recently formed Glenbeigh Advisors, an Indianapolis-based firm providing board and consulting services to public and private companies. Mr. Sheehan is a member of the Board of Directors of Flowserve Corporation, where he serves as non-executive Chairman. He is a member of the Board of Trustees of Canterbury School in New Milford, Connecticut. Mr. Sheehan serves on Tecumseh's Governance, Compensation, and Nominating Committee and on the Company's Audit Committee.

On February 20, 2007, Mr. Herrick notified Tecumseh of his intention to nominate himself and two other individuals, Raymond W. Gunn and Steven J. Lebowski (the "Herrick nominees"), for election to Tecumseh's Board of Directors at the 2007 Annual Meeting. On February 23, 2007, Tecumseh received from the Herrick Foundation, a private foundation of which Mr. Herrick is one of the trustees, a notification that the foundation also intended to nominate Mr. Herrick and the other Herrick nominees for election at the 2007 Annual Meeting.

Mr. Herrick's Board term, like that of the other four current members of the Tecumseh Board, expires at the 2007 Annual Meeting. The Tecumseh Board of Directors has not included Mr. Herrick or the other Herrick nominees on the Board slate for election at the 2007 Annual Meeting.

Tecumseh currently expects to mail the Company's Proxy Statement, which will include the Company's nominees for election to the Board, on or about March 23, 2007.

The members of the Tecumseh Board of Directors other than Mr. Herrick also issued the following statement:

"Under the recent leadership of turnaround expert Jim Bonsall, Tecumseh has been taking a broad range of steps necessary to effectively address its challenges. Based on the progress achieved by the Engine Group under his leadership over the past year and a half, we have

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confidence in the ability of Mr. Bonsall and Tecumseh's new management team to continue positioning Tecumseh for long-term strength and success. We further believe that the interests of all of Tecumseh's stakeholders, including its shareholders, customers and suppliers, employees and communities, can best be served if the Company's Board and management can devote their full attention to addressing the Company's challenges without distraction and disruption."

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the 2007 Annual Meeting of Shareholders, Tecumseh Products Company will file a proxy statement with the Securities and Exchange Commission. Tecumseh urges shareholders to carefully read the proxy statement and any other relevant documents it files with the SEC when they become available because they will contain important information. Shareholders will be able to obtain the proxy statement and all other relevant documents Tecumseh files with the SEC free of charge at the SEC's Web site, www.sec.gov, or from Tecumseh Products Company at 100 East Patterson Street, Tecumseh, MI 49286, Attn. General Counsel and Secretary, telephone (517) 423-8527.

PARTICIPANTS IN THE SOLICITATION

Tecumseh's directors, executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies from Tecumseh shareholders in connection with the 2007 Annual Meeting of Shareholders. Information about Tecumseh Products Company's directors and executive officers and their ownership of Tecumseh securities is set forth in the proxy statement for the Company's 2006 Annual Meeting of Shareholders, which was filed with the SEC on March 23, 2006, and in its Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 15, 2006. Additional information about the interests of those persons may be obtained by reading the proxy statement for this year's Annual Meeting of Shareholders and the Company's Annual Report on Form 10-K for the year ended December 31, 2006 when they become available.

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects", "should", "may", "believes", "anticipates", "will", and other future tense and forward-looking terminology.

Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) changes in business conditions and the economy in general in both foreign and domestic markets; ii) the effect of terrorist activity and armed conflict; iii) weather conditions affecting demand for air conditioners, lawn and garden products, portable power generators and snow throwers; iv) the success of our ongoing effort to bring costs in line with projected production levels and product mix; v) financial market changes, including fluctuations in interest rates and foreign currency exchange rates; vi) economic trend factors such as housing starts; vii) emerging governmental regulations; viii) availability and cost of materials, particularly commodities, including steel, copper and

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aluminum, whose cost can be subject to significant variation; ix) actions of competitors; x) the ultimate cost of resolving environmental and legal matters;
xi) our ability to profitably develop, manufacture and sell both new and existing products; xii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiii) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xiv) the ability of the Company to maintain adequate liquidity in total and within each foreign operation; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) our ability to reduce a substantial amount of costs in the Engine & Power Train group associated with excess capacity; xviii) the ongoing financial health of major customers; and xix) the continuing willingness of our domestic and foreign lenders to cooperate with us in modifying covenants and repayment terms as required to accommodate changes in our business. These forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts: Roy Winnick or Michael Freitag, Kekst and Company, 1-212-521-4800.

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

Web site: http://www.tecumseh.com.